Exhibit 10.1

DSW INC.

2005 EQUITY INCENTIVE PLAN

1.00           PURPOSE AND EFFECTIVE DATE

1.01        Purpose.  This Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to materially increase shareholder value by [1] providing Consultants, Employees and Eligible Directors an opportunity to acquire an ownership interest in the Company and [2] enabling the Company and Related Entities to attract and retain the services of outstanding Consultants, Employees and Eligible Directors upon whose judgment, interest and special efforts the successful conduct of the Group’s business is largely dependent.

1.02        Effective Date.  The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the Company’s shareholders under applicable rules and procedures described in Code §§162(m) and 422.  Any Award granted before shareholder approval will be null and void if the shareholders do not approve the Plan within the period just described.  Subject to Section 14.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company’s shareholders, whichever is earliest.

2.00           DEFINITIONS

When used in this Plan, the following terms have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context.  When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

Act.  The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect even if the Company is not subject to the Act.

Affiliated SAR.  An SAR that is granted in conjunction with an Option and which is always deemed to have been exercised at the same time that the related Option is exercised.  The deemed exercise of an Affiliated SAR will not reduce the number of shares of Stock subject to the related Option, except to the extent of the exercise of the related Option.

Annual Meeting.  The annual meeting of the Company’s shareholders.

Annual Retainer.  The annual retainer and any other fees paid to each Eligible Director for service as a member of the Board and as a member of any Board committee.

Annual Retainer Deferral Form.  The form each Eligible Director must complete to defer all or a portion of his or her Annual Retainer.

Award.  Any Incentive Stock Option, Nonstatutory Stock Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right and Stock Unit granted under the Plan.

Award Agreement.  The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award and the manner in which it will be settled if earned.  If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan will govern.

Beneficiary.  The person a Participant designates to receive (or to exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when he or she dies.  A Beneficiary may be designated only by following the procedures described in Section 15.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.

Board.  The Company’s board of directors.

Cause.  Unless the Committee specifies otherwise in the Award Agreement, with respect to any Participant and subject to any cure provision included in any written agreement between the Participant and the Company:

[1]           A material failure to substantially perform his or her position or duties;

[2]           Engaging in illegal or grossly negligent conduct that is materially injurious to the Company or any Related Entity;

[3]           A material violation of any law or regulation governing the Company or any Related Entity;

[4]           Commission of a material act of fraud or dishonesty which has had or is likely to have a material adverse effect upon the Company’s (or any Related Entity’s) operations or financial conditions;

[5]           A material breach of the terms of any other agreement (including any employment agreement) with the Company or any Related Entity; or

[6]           A breach of any term of this Plan or Award Agreement.

If a Participant Terminates (or is Terminated) for any reason other than Cause and the Company subsequently discovers an act, failure or event that, if known before the Participant’s Termination would have justified a Termination for Cause and that act, event or failure was actively concealed by the Participant and could not have been discovered through reasonable diligence before the Participant Terminated, that Participant will be retroactively treated as having been Terminated for Cause.

Change in Control.  The earliest of any of the following events to occur after completion of the initial public offering of the Company’s stock which is the subject of the Registration Statement:

[1]           During any period consisting of 12 consecutive calendar months beginning after completion of the initial public offering of the Company’s stock which is the subject of the Registration Statement, the members of the Board specified in the Registration Statement (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board, provided [a] that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors also will be treated as an Incumbent Director unless that person was nominated for election to the Board (or otherwise became a member of the Board) in connection with an actual or threatened election contest relating to the election or removal of Board members or other threatened or actual solicitation of proxies of consent by or in behalf of any “person,” including a “group” [as those terms are used in Act §§13(d) and 14(d)(2)], [b] this element of this definition will not apply if the Company reorganizes into an entity that does not have a board of directors or analogous governing body and that reorganization is not a Change in Control under another element of this definition and [c] if the Company becomes a subsidiary of another entity (i.e., another entity owns, directly or indirectly, more than 50 percent of the total combined voting power of all classes of Stock) in a transaction that is not a Change in Control under another element of this definition, subpart [1] of this definition will be applied by reference to changes to the board of directors of the parent entity (or of the ultimate parent entity).

[2]           Any “person,” including a “group” [as these terms are used in Act §§13(d) and 14(d)(2)], becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company and of securities of the Company sufficient to elect a majority of the members of the Board but disregarding the effect of [a] any acquisition by a person who on the Effective Date is the beneficial owner of 30 percent or more of the combined voting power of the Company, [b] any acquisition directly from the Company, including a public offering of securities, [c] any acquisition by the Company or any Related Entity, [d] any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity, [e] any acquisition through a transaction described in subpart [3], [4] or [5] of this definition, [f] any acquisition by Retail Ventures, Inc. or any corporation, partnership or other form of unincorporated entity of which Retail Ventures, Inc. owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity, [g] any acquisition by Schottenstein Stores Corporation (the persons identified in subparts [a], [c], [f] and [g] of this subpart being sometimes referred to as “Permitted Acquirers”), [h] any acquisition by any one or more of the trusts established for the benefit of any of Jay L. Schottenstein, Susan S. Diamond, Ann Deshe, Lori Schottenstein, Geraldine Schottenstein or any of their respective spouses, children or lineal descendants or any person controlled by any such trust or trusts, [i] any acquisition by an entity that files SEC Form 13-G in connection with its ownership of Stock unless and until that entity files SEC Form 13-D in connection with its ownership of Stock or [j] any acquisition by Cerberus Partners, Ltd. unless, at the time of the acquisition, the Permitted Acquirers, as defined in subpart [2][g] of this definition and the trusts described in subpart [2][h] of this definition, directly or indirectly, own less than 10 percent of the voting power of the Company’s stock.

[3]           The completion of a transaction or a series of related transactions effecting [a] the merger or other business combination of the Company with or into another entity other than a Permitted Acquirer in which the shareholders of the Company immediately before the effective date of such merger or other business combination own less than 50 percent of the voting power in such entity; or [b] the sale or other disposition of all or substantially all of the assets of the Company except a sale or other disposition to [i] an entity in which the shareholders of the Company immediately before the sale or disposition own more than 50 percent of the voting power of such entity after that transaction or [ii] a Permitted Acquirer.

[4]           Liquidation or dissolution of the Company other than a liquidation or dissolution into an entity [a] in which the shareholders of the Company before the effective date of the liquidation or dissolution own more than 50 percent of the voting power of such entity after the liquidation or dissolution or [b] which is a Permitted Acquirer.

[5]           Any other transaction or event that the Board, in its sole discretion, decides will have as material an effect on the Company as any transaction or event described in subparts [1] through [4] of this definition but which is not otherwise described in this section.

Provided, in the case of an award (or portion thereof) subject to Code §409A, such event also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, within the meaning of Code §409A.  However, and regardless of any other provision of this Plan or element of this definition, a Change in Control will not occur solely as a result of the initial public offering of the Company’s stock which is the subject of the Registration Statement or of any event directly related to that initial public offering.

Change in Control Price.  The highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Stock, the highest Fair Market Value of a share of Stock on any of the 30 consecutive trading days ending on the last trading day before the Change in Control occurs.

Code.  The Internal Revenue Code of 1986, as amended or superseded after the Effective Date and any applicable rulings or regulations issued under the Code.

Committee.

[1]           In the case of any Award to Eligible Directors, the entire Board;

[2]           In the case of any Award granted to Participants other than Eligible Directors before the Company becomes a “publicly held corporation,” as defined in Code §162(m)(2), the entire Board; or

[2]           In the case of Awards made to Participants other than Eligible Directors after the Company becomes a “publicly held corporation,” as defined in Code §162(m)(2), the Board’s Compensation Committee which also constitutes a “compensation committee” within the meaning of Treas. Reg.  §1.162-27(c)(4).  The Committee will be comprised of at least three persons [a] each of whom is [i] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [ii] a “non-employee” director within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).

Company.  DSW Inc., an Ohio corporation, and any and all successors to it.

Consultant.  Any person, other than an Employee or an Eligible Director, who provides significant services to the Company or any Related Entity.

Covered Officer.  Those Employees whose compensation is subject to limited deductibility under Code §162(m) as of the last day of any calendar year ending with or within any Performance Period.

Disability.  Unless the Committee specifies otherwise in the Award Agreement:

[1]           With respect to an Incentive Stock Option, as defined in Code §22(e)(3).

[2]           With respect to any Award subject to Code §409A, the Participant is [a] unable to engage in any substantial gainful activity by reason of  any medically determinable physical or mental impairment arising before Termination which can be expected to result in death or can be expected to last for a continuous period of not less than 12 continuous months beginning before Termination; or [b] by reason of any readily determinable physical or mental impairment arising before Termination which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months beginning before Termination, receiving income replacement benefits for a period of not less than three months beginning before Termination under an accident and health plan covering employees of the Participant’s employer; or

[3]           With respect to any Award not described in subpart [1] or [2] of this definition, the Participant’s inability, with a reasonable accommodation, to perform his or her duties on a full-time basis for a period of more than six consecutive calendar months due to a physical or mental infirmity arising before Termination.

Dividend Equivalent Right.  A right to receive the amount of any dividend paid on a share of Stock underlying a Stock Unit, as provided in Section 7.01.

Eligible Director.  A person who, on an applicable Grant Date [1] is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not an Employee.  For purposes of applying this definition, an Eligible Director’s status will be determined as of the Grant Date applicable to each affected Award.

Employee.  Any person who, on any applicable date, is a common law employee of the Company or any Related Entity.  A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

Exercise Price.  The price at which a Participant may exercise an Award.

Fair Market Value.  The value of one share of Stock on any relevant date, determined under the following rules:

[1]           If the Stock is traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;

[2]           If the Stock is traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

[3]           If neither subparts [1] nor [2] of this definition apply, the fair market value as determined by the Committee in good faith and, with respect to Incentive Stock Options, consistent with rules prescribed under Code §422.

Freestanding SAR.  An SAR that is not associated with an Option and is granted under Section 10.00.

Grant Date.  The later of [1] the date the Committee establishes the terms of an Award or [2] the date specified in the Award Agreement.

Group.  The Company and all Related Entities.  The composition of the Group will be determined as of any relevant date.

Incentive Stock Option.  Any Option granted under Section 6.00 that, on the Grant Date, meets the conditions imposed under Code §422 and is not subsequently modified in a manner inconsistent with Code §422.

Nonstatutory Stock Option.  Any Option granted under Section 6.00 that is not an Incentive Stock Option.

Option.  The right granted to a Participant to purchase a share of Stock at a stated price for a specified period of time.  Subject to Section 6.00, an Option may be either [1] an Incentive Stock Option or [2] a Nonstatutory Stock Option.

Participant.  Any Consultant, Employee or Eligible Director to whom an Award has been granted and is still outstanding.

Performance-Based Award.  An Award granted subject to Section 11.00.

Performance Criteria.  The criteria described in Section 11.02.

Performance Period.  The period over which the Committee will determine if applicable Performance Criteria have been met.

Performance Share.  An Award granted under Section 9.00.

Performance Unit.  An Award granted under Section 9.00.

Plan.  The DSW Inc. 2005 Equity Incentive Plan.

Plan Year.  The Company’s fiscal year.

Registration Statement.  The Form S-1 Registration Statement filed with the Securities and Exchange Commission on March 14, 2005 (Registration #333-123289), as amended at the time it is declared effective by the Securities and Exchange Commission.

Related Board.  The board of directors of any incorporated Related Entity or the governing body of any unincorporated Related Entity.

Related Entity.  Any corporation, partnership or other form of unincorporated entity [1] of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity or [2] except when identifying Related Boards, which owns 50 percent or more of the total combined voting power of all classes of the Stock.

Restricted Stock.  An Award granted under Section 8.01.

Restricted Stock Unit.  An Award granted under Section 8.02.

Restriction Period.  The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock or Restricted Stock Units.

Retirement.  Unless the Committee specifies otherwise in the Award Agreement, the date:

[1]           An Employee Terminates on or after reaching age 65 and completing at least five years of service; or

[2]           An Eligible Director Terminates as a Board or a Related Board member after completing one full term as a member of the Board or the board of directors of a Related Entity after reaching age 65.

[3]           For purposes of applying this definition:

[a]           No Consultant will be deemed to have “Retired” regardless of the circumstances surrounding his or her Termination;

[b]           A Participant’s status as an Employee or an Eligible Director will be determined as of the Grant Date applicable to each affected Award; and

[c]           An Eligible Director serving on the Board and/or one or more Related Boards may Retire from one board while continuing to serve as a member of other Group boards (or governing bodies).  In this case, the Eligible Director’s Retirement will affect only Awards granted with respect to his or her service on the board (or other governing body) from which he or she is Retiring.

Stock.  The Class A common shares, without par value, issued by the Company or any security issued by the Company in substitution, exchange or in place of these shares.

Stock Appreciation Right (or “SAR”).  An Award granted under Section 10.00 that is a Tandem SAR, an Affiliated SAR or a Freestanding SAR.

Stock Unit.  A right to receive payment of the Fair Market Value of a share of Stock as provided in Section 7.00.

Tandem SAR.  An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 10.00.

Terminate.

[1]           Unless the Committee specifies otherwise in the Award Agreement:

[a]           Cessation of the employee-employer relationship between an Employee and the Company and all Related Entities for any reason;

[b]           A Participant who is an Employee of a Related Entity at a Grant Date [i] will not be treated as having Terminated solely because his or her employer ceases to be a Related Entity and that individual continues to be employed by the former Related Entity (in which case the former employee will be treated as having Terminated or not Terminated under this definition as if the former Related Entity had remained a Related Entity) but [ii] will be treated as having Terminated if (and to the extent that) his or her Award is replaced by the former Related Entity following procedures and principles described in Code §424 within 90 days after the disaffiliation;

[c]           With respect to a Participant who is a Consultant, a cessation of the service relationship between the Consultant and the Company and all Related Entities, unless there is a simultaneous reengagement of the Consultant by the Company or a Related Entity;

[d]           With respect to a Participant who is an Eligible Director, cessation of his or her service on the Board or a Related Board for any reason.

[2]           For purposes of  this definition:

[a]           An Eligible Director serving on the Board and/or one or more Related Boards may Terminate from one board while continuing to serve as a member of other Related Boards.  In this case, the Eligible Director’s Termination will affect only Awards granted with respect to his or her Terminating board membership.

[b]           With respect to any Award (including an Incentive Stock Option granted to an Employee) a Termination will not have occurred while the Employee is absent from active employment for a period of not more than three months (or, if longer, the period during which reemployment rights are protected by law, contract or written agreement, including the Award Agreement, between the Participant and the Company) due to illness, military service or other leave of absence approved by the Committee.

[c]           Subject to other rules described in the Plan and the Award Agreement, an Employee whose status changes from an Employee to a Consultant will not be treated as having Terminated.  In these circumstances, the former Employee will be treated as having Terminated under rules applicable to Consultants.

3.00           PARTICIPATION

3.01        Participation.

[1]           Consistent with the terms of the Plan and subject to Section 3.02, the Committee will [a] decide which Consultants, Employees and Eligible Directors will be granted Awards; and [b] specify the type of Award to be granted and the terms upon which an Award will be granted and may be earned.

[2]           The Committee may establish different terms and conditions [a] for each type of Award, [b] for each Participant receiving the same type of Award; and [c] for the same Participant for each Award the Participant receives, whether or not those Awards are granted at different times.

[3]           The Committee (or the Board, as appropriate) also may amend the Plan and the Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

[4]           Unless permitted by Code §409A, no Award subject to Code §409A will be granted under this Plan to any person who is performing services only for an entity that is not an affiliate of the Company within the meaning of Code §§414(b) and (c).

3.02        Conditions of Participation.  By accepting an Award, each Participant agrees:

[1]           To be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Committee; and

[2]           That the Committee (or the Board, as appropriate) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

4.00           ADMINISTRATION

4.01        Committee Duties.  The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose.  Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s and the Group’s interests, and has complete discretion to make all other decisions (including whether a Participant has incurred a Disability) necessary or advisable for the administration and interpretation of the Plan.  Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.

4.02        Delegation of Duties.  In its sole discretion, the Board or the Committee may delegate to any person (including Employees) any duties otherwise reserved under the Plan to the Committee, exclusive of duties that the Committee is required to discharge under Code §162(m).

4.03        Award Agreement.  At the time an Award is made, the Committee will prepare and deliver an Award Agreement to each affected Participant.  The Award Agreement:

[1]           Will describe [a] the type of Award and when and how it may be exercised  or earned and [b] any Exercise Price associated with each Award.

[2]           To the extent different from the terms of the Plan, will describe [a] any conditions that must be met before the Award may be exercised or earned, [b] any objective restrictions placed on Awards and any performance-related conditions and Performance Criteria that must be met before those restrictions will be released and [c] any other applicable terms and conditions affecting the Award.

4.04        Restriction on Repricing.  Regardless of any other provision of this Plan, neither the Company nor the Committee may “reprice” (as defined under rules issued by the exchange on which the Stock is then traded) any Award without the prior approval of the shareholders.

5.00           STOCK SUBJECT TO PLAN

5.01        Number of Shares of Stock.  Subject to Section 5.03, the number of shares of Stock issued under the Plan may not be larger than 7,600,000, of which up to 7,600,000 may be issued through Incentive Stock Options.  The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

5.02        Unfulfilled Awards.  Any Stock subject to an Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock or without payment of cash equal to the difference between the Award’s Fair Market Value and its Exercise Price (if any) may again be granted under the Plan and, in the discretion of the Committee and subject to the limits described in Section 5.01, may be subject to a subsequent Award.  Any decision by the Committee under this section will be final and binding on all Participants.

5.03        Adjustment in Capitalization.  If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust [1] the number of Awards that may or will be granted  to Participants during a Plan Year, [2] the aggregate number of shares of Stock available for Awards under Section 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [3] the respective Exercise Price, number of shares and other limitations applicable to outstanding or subsequently granted Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently granted Awards.

5.04        Limits on Awards to Covered Officers.  During any Plan Year, no Covered Officer may receive [1] Options and Stock Appreciation Rights covering more than 500,000 shares (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted, or [2] other Awards covering more than 100,000 shares (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted.

6.00           OPTIONS

6.01        Grant of Options.  At any time during the term of this Plan, the Committee may grant [1] Incentive Stock Options or Nonstatutory Stock Options to Employees and [2] Nonstatutory Stock Options to Consultants and Eligible Directors.

6.02        Exercise Price.  Except as required to implement Section 6.06, each Option will bear an Exercise Price at least equal to Fair Market Value on the Grant Date.  However, the Exercise Price associated with an Incentive Stock Option will be at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date with respect to any Incentive Stock Options issued to an Employee who, on the Grant Date, owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock (or the combined voting power of any Related Entity), determined under rules issued under Code §422.

6.03        Exercise of Options.  Subject to any terms, restrictions and conditions specified in the Plan and unless specified otherwise in the Award Agreement:

[1]           Options granted to Employees and Consultants will be exercisable according to the following schedule:

Number of Full Years Beginning After Grant Date	Cumulative Percentage Vested
1 but fewer than 2	20 percent
2 but fewer than 3	40 percent
3 but fewer than 4	60 percent
4 but fewer than 5	80 percent
5 or more	100 percent

Regardless of the vesting schedule just described but subject to Section 12.00 and the terms of the Award Agreement, Options that are not exercisable at Termination will be fully and immediately exercisable [a] in the case of an Employee, if the Employee Terminates because of death, Retirement or Disability or [b] in the case of a Consultant, the Consultant Terminates because of death or Disability.  In all other cases (but subject to Section 12.00), Options issued to an Employee or Consultant that are not exercisable when the Employee or Consultant Terminates for any other reason will be forfeited.

[2]           Options granted to Eligible Directors will be exercisable:

[a]           12 complete consecutive calendar months beginning after the Grant Date, if the Eligible Director has not then Terminated; and

[b]           Will be fully and immediately exercisable if the Eligible Director Terminates because of death, Retirement or Disability but will be forfeited if the Eligible Director Terminates for any other reason.

[3]           However:

[a]           Any Option to purchase a fraction of a share of Stock will automatically be converted to an Option to purchase an additional whole share.

[b]           Unless the Committee specifies otherwise in the Award Agreement, no Participant may exercise Options for fewer than the smaller of [i] 100 shares of Stock or [ii] the full number of shares of Stock for which Options are then exercisable.

[c]           No Option may be exercised more than ten years after it is granted (five years in the case of an Incentive Stock Option granted to an Employee who owns [as defined in Code §424(d)] on the Grant Date Stock possessing more than 10 percent of the total combined voting power of all classes of Stock or the combined voting power of any Related Entity, determined under rules issued under Code §422).

6.04        Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary:

[1]           No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422 or, without the consent of any affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code §421.

[2]           The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Related Entities of the Company) will not exceed $100,000 [or other amount specified in Code §422(d)], determined under rules issued under Code §422.

[3]           No Incentive Stock Option will be granted to any person who is not an Employee on the Grant Date.

[4]           An Incentive Stock Option granted to an Employee who, without Terminating, [a] becomes a Consultant after the Grant Date or [b] is no longer an Employee because he or she is employed by an entity that no longer is a Related Entity, [c] will be treated as a Nonstatutory Stock Option beginning at the end of the third month after the former Employee becomes a Consultant or the date the former Employee’s employer no longer is a Related Entity, whichever is applicable.

6.05        Exercise of and Payment for Options.  Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price associated with each Option must be paid in cash.  However, the Committee may, in its discretion, develop and extend to some or all Participants, other procedures through which Participants may pay the Exercise Price, including a cashless exercise and allowing a Participant to tender Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.  A Participant may exercise an Option only by sending to the Committee a completed exercise notice (in the form prescribed by the Committee) along with payment of the Exercise Price.  As soon as administratively feasible after those steps are taken, the Committee will issue to the Participant the appropriate share certificates.

6.06        Substitution of Options.  In the Committee’s discretion, persons who become Employees as a result of a transaction described in Code §424(a) or Employees holding options issued by a former Related Entity at the occurrence of a transaction described in Code §424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under Code §424.

6.07        Transferability of Stock.  Unless the Committee specifies otherwise in the Award Agreement or as otherwise specifically provided in the Plan, Stock acquired through an Option will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or system on which shares of Stock are then listed or traded or any blue sky or state securities laws.

7.00           STOCK UNITS

7.01        Granting Stock Units

[1]           Subject to the terms of this Plan, the Committee may grant Stock Units to Employees, Eligible Directors, and Consultants at any time during the term of this Plan under the terms and conditions that the Committee specifies in the Award Agreement.

[2]           On the last day of the fiscal quarter during which the Company completes the initial public offering of the Company’s stock which is the subject of the Registration Statement, each Eligible Director will automatically receive 3,100 Stock Units.

[3]           Each Eligible Director may elect to have any Annual Retainer payable in cash (including any amount paid for service as the chair of a Board committee) automatically converted to Stock Units by returning to the Committee an Annual Retainer Deferral Form.  The Committee may, in its sole discretion, reject any election made on an Annual Retainer Deferral Form.  Any election under this subsection must be made in a manner acceptable to the Committee and be consistent with rules described in Section 7.03.  If this election is made, the electing Eligible Director will receive a number of Stock Units determined by dividing the portion of the Annual Retainer subject to this election by the Fair Market Value of a share of Stock on the Grant Date, which will coincide with the date that the affected portion of the Annual Retainer otherwise would have been paid in cash.

[4]           If provided in the Award Agreement, a Dividend Equivalent Right also may be granted in connection with any Stock Unit.  If granted, the right to receive any Dividend Equivalent Right will be forfeited or paid in cash or in the form of additional Stock Units (as provided in the Award Agreement) when the associated Stock Unit is forfeited or settled.

7.02        Settling Stock Units.

[1]           Stock Units always will be settled in shares of Stock unless the Award Agreement specifies another form of settlement.

[2]           Subject to Committee approval and the terms of the Award Agreement, all Stock Units will be settled as of [a] the date specified in the Award Agreement, in the case of Stock Units issued to Employees and Consultants or [b] in the case of Stock Units issued to Eligible Directors under Section 7.01[2] and [3], the date the Eligible Director Terminates.

[3]           If Stock Units are to be settled in cash, the amount distributed will be calculated by multiplying the number of Stock Units to be settled in cash by their Fair Market Value.

[4]           If Stock Units are to be settled in shares of Stock, the number of shares of Stock distributed will equal the whole number of Stock Units to be settled in Stock, with the Fair Market Value of any fractional share of Stock distributed in cash.

[5]           If a Participant dies or becomes Disabled before all of his or her Stock Units have been settled, the value of any unpaid Stock Units will be paid in a lump sum in shares of Stock to his or her Beneficiary.

7.03        Election Procedures.  To be effective, an election under Section 7.01[3] may be made only by returning a completed Annual Retainer Deferral Form to the Committee no later than:

[1]           The last day preceding the calendar year for which the Annual Retainer is earned and otherwise would have been paid in cash; or

[2]           Not later than 30 days after the Eligible Director first becomes eligible to make an election under this section, although an election under this subpart will apply only to the portion of the Annual Retainer attributable to services performed after the date of that election.

Once filed, elections made on an Annual Retainer Deferral Form may be revoked or changed by filing a subsequent Annual Retainer Deferral Form with the Committee and subject to approval by the Committee.  However, that revocation or change will be effective only with respect to any Annual Retainer to be earned for any calendar year beginning after the effective date of the revocation or change.

8.00           RESTRICTED STOCK/RESTRICTED STOCK UNITS

8.01        Restricted Stock.  Subject to the terms of this Plan, the Committee may grant Restricted Stock to Participants at any time during the term of this Plan under terms and conditions that the Committee specifies in the Award Agreement.

[1]           Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period.  At the Committee’s sole discretion, all shares of Restricted Stock will:

[a]           Be held by the Company as escrow agent during the Restriction Period; or

[b]           Be issued to the Participant in the form of certificates bearing a legend describing the restrictions imposed on the shares.

[2]           Restricted Stock will be:

[a]           Forfeited (or if shares were issued to the Participant for a cash payment, those shares will be resold to the Company for the amount paid), if all restrictions have not been met at the end of the Restriction Period, and again become available under the Plan; or

[b]           Released from escrow and distributed (or any restrictions described in the certificate removed) as soon as practicable after the last day of the Restriction Period, if all restrictions have then been met.

[3]           During the Restriction Period, and unless the Award Agreement provides otherwise, each Participant to whom Restricted Stock has been issued as described in Section 8.01[1][b]:

[a]           May exercise full voting rights associated with that Restricted Stock; and

[b]           Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

8.02        Restricted Stock Units.   Subject to the terms of this Plan, the Committee may grant Restricted Stock Units to Participants at any time during the term of this Plan under terms and conditions that the Committee specifies in the Award Agreement and to the terms of the Plan.

[1]           Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

[2]           Restricted Stock Units will be:

[a]           Forfeited, if all restrictions have not been met at the end of the Restriction Period, and again become available under the Plan; or

[b]           Settled in shares of Stock unless the Award Agreement specifies another form of settlement.

[3]           If Restricted Stock Units are settled [a] in shares of Stock, the number of shares of Stock distributed will be equal to the number of Restricted Stock Units to be settled, [b] in cash, the amount distributed will be equal to the number of Restricted Stock Units to be settled multiplied by the Fair Market Value of a share of Stock on the settlement date or [c] in a combination of shares of Stock or cash, the number of shares of Stock distributed and the amount of cash distributed will be computed under subpart 8.02[3][a] and [b].

[4]           During the Restriction Period, Participants may not exercise any voting rights associated with the shares of Stock underlying his or her Restricted Stock Units or to receive any dividends or other distributions otherwise payable with respect to the shares of Stock underlying his or her Restricted Stock Units.

8.03        Vesting.  Subject to any terms, restrictions and conditions specified in the Plan or the Award Agreement and unless specified otherwise in the Award Agreement, time-based restrictions imposed on Restricted Stock or Restricted Stock Units will lapse under the following schedule:

Number of Full Years Beginning After Grant Date	Cumulative Percentage Vested
Fewer than 4	0 percent
4 or more	100 percent

Also, and unless the Committee specifies otherwise in the Award Agreement, restrictions that have not lapsed at Termination will fully lapse [a] in the case of an Employee or Eligible Director, if the Employee or Eligible Director Terminates because of death, Retirement or Disability or [b] in the case of a Consultant, the Consultant Terminates because of death or Disability.  However, Restricted Stock and Restricted Stock Units subject to restrictions when the Participant Terminates for any other reason will be forfeited.

9.00.           PERFORMANCE SHARES AND PERFORMANCE UNITS

9.01        Generally.  Any Award may be granted [1] to Covered Officers in a manner that qualifies as “performance-based compensation” under Code §162(m) or [2] to Employees who are not Covered Officers or to Consultants in a manner determined by the Committee.  Subject to any terms, restrictions and conditions specified in the Plan and the Award Agreement, the granting or vesting of Performance Shares and Performance Units will, in the Committee’s sole discretion, be based on achieving performance objectives derived from one or more of the Performance Criteria.

9.02        Earning Performance Shares and Performance Units.  Except as otherwise provided  in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify to the Board the extent to which each Participant has or has not met his or her Performance Criteria and Performance Shares or Performance Units will be:

[1]           Forfeited, to the extent that Performance Criteria have not been met at the end of the Performance Period, and again become available to be granted under the Plan; or

[2]           Valued and distributed, in a single lump sum, to Participants, in the form of cash, Stock or a combination of both (as specified by the Committee in the Award Agreement) as soon as practicable after the last day of the Performance Period to the extent that related Performance Criteria have been met.

9.03        Rights Associated with Performance Shares and Performance Units.  During the Performance Period, and unless the Award Agreement provides otherwise:

[1]           Participants may not exercise voting rights associated with their Performance Shares or Performance Units; and

[2]           All dividends and other distributions paid with respect to any Performance Shares or Performance Units will be held by the Company as escrow agent during the Performance Period.  At the end of the Performance Period, these dividends (and other distributions) will be distributed to the Participant or forfeited as provided in Section 9.02.  No interest or other accretion will be credited with respect to any dividends (and other distributions) held in this escrow account.  If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Stock with respect to which they were issued.

10.00           STOCK APPRECIATION RIGHTS

10.01      SAR Grants.  Subject to the terms of the Plan, the Committee may grant Affiliated SARs, Freestanding SARs and Tandem SARs (or a combination of each) to Employees or Consultants at any time during the term of this Plan.

10.02      Exercise Price.  Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price specified in the Award Agreement will:

[1]           In the case of an Affiliated SAR, not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date;

[2]           In the case of a Freestanding SAR, not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date; and

[3]           In the case of a Tandem SAR, not be less than the Exercise Price of the related Option.

10.03      Exercise of Affiliated SARs.  Affiliated SARs will be deemed to be exercised on the date the related Option is exercised.  However:

[1]           An Affiliated SAR will expire no later than the date the related Option expires;

[2]           The value of the payout with respect to the Affiliated SAR will not be more than the Exercise Price of the related Option; and

[3]           An Affiliated SAR may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is larger than the Exercise Price of the related Option.

10.04      Exercise of Freestanding SARs.  Freestanding SARs will be exercisable subject to the terms specified in the Award Agreement.

10.05      Exercise of Tandem SARs.  Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable.  However:

[1]           A Tandem SAR will expire no later than the date the related Option expires or is exercised;

[2]           The value of the payout with respect to the Tandem SAR will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of a share of Stock subject to the related Option at the time the Tandem SAR is exercised; and

[3]           A Tandem SAR may be exercised only if the Fair Market Value of a share of Stock subject to the Option is larger than the Exercise Price of the related Option.

10.06      Settling SARs.

[1]           A Participant exercising a Tandem SAR or a Freestanding SAR will receive an amount equal to:

[a]           The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price multiplied by

[b]           The number of shares of Stock with respect to which the Tandem SAR or Freestanding SAR is exercised.

[2]           Tandem SARs and Freestanding SARs always will be settled in shares of Stock unless the Award Agreement specifies another form of settlement.

[3]           A Participant will not receive any cash or other amount when exercising an Affiliated SAR.  Instead, the value of the Affiliated SAR being exercised will be applied to reduce (but not below zero) the Exercise Price of the related Option.

At the discretion of the Committee, the value of any Tandem SAR or Freestanding SAR being exercised will be settled in cash, shares of Stock or any combination of both.

11.00           PERFORMANCE-BASED AWARD

11.01      Generally.  Any Award granted under the Plan to [1] Covered Officers may be granted in a manner that qualifies as “performance-based compensation” under Code §162(m) or [2] Employees who are not Covered Officers or who are Consultants, may be granted in a manner determined by the Committee.  As determined by the Committee in its sole discretion, either the granting or vesting of Performance-Based Awards will be based on achieving performance objectives derived from one or more of the Performance Criteria over the Performance Period established by the Committee.

11.02      Performance Criteria.

[1]           The payment or vesting of an Award to a Covered Officer that is intended to qualify as “performance-based compensation” under Code §162(m) will be based on one or more (or a combination) of the following Performance Criteria and may be applied solely with reference to the Company (and/or any Related Entity) or relatively between the Company (and/or any Related Entity) and one or more unrelated entities:

[a]           Net earnings or net income (before or after taxes);

[b]           Earnings per share;

[c]           Net sales or revenue growth;

[d]           Net operating profit;

[e]           Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

[f]            Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on  investment);

[g]           Earnings before or after taxes, interest, depreciation and/or amortization;

[h]           Gross or operating margins;

[i]           Productivity ratios;

[j]           Share price (including, but not limited to, growth measures and total shareholder return);

[k]          Expense targets;

[l]            Margins;

[m]          Operating efficiency;

[n]           Market share;

[o]           Customer satisfaction;

[p]           Working capital targets; and

[q]           Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

[2]           The payment or vesting of an Award to Participants who are not Covered Officers may be based on one or more (or a combination) of the Performance Criteria listed in Section 11.02[1] or on other factors the Committee believes are relevant and appropriate.

[3]           Different Performance Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [a] separately by the Company or any Related Entity, [b] any combination of the Company and Related Entities, or [c] any combination of segments, products or divisions of the Company and Related Entities.

[4]           The Committee:

[a]           Will make appropriate adjustments to Performance Criteria to reflect the effect on any Performance Criteria of any stock dividend or stock split affecting Stock, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change.  Also, the Committee will make a similar adjustment to any portion of a Performance Criteria that is not based on Stock but which is affected by an event having an effect similar to those just described.

[b]           May make appropriate adjustments to Performance Criteria to reflect a substantive change in a Participant’s job description or assigned duties and responsibilities.

[5]           Performance Criteria will be established in an Award Agreement [a] as soon as administratively practicable after established but [b] in the case of Covered Officers, no later than the earlier of [i] 90 days after the beginning of the applicable Performance Period or [ii] the expiration of 25 percent of the applicable Performance Period.

11.03      Earning Awards.  Subject to any terms, restrictions and conditions specified in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify to the Board the extent to which each Participant has or has not met his or her Performance Criteria.  Performance-Based Awards will be:

[1]           Forfeited, if Performance Criteria have not been met at the end of the Performance Period; or

[2]           Subject to Section 5.04, valued and distributed as soon as practicable after the last day of the Performance Period to the extent that related Performance Criteria have been met.

12.00           TERMINATION/BUY OUT

12.01      Retirement.  Unless otherwise specified in the Award Agreement or this Plan, all Awards that are exercisable when a Participant Retires may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] one year (three months in the case of Incentive Stock Options) after the Retirement date (or any shorter period specified in the Award Agreement).

12.02      Death or Disability.  Unless otherwise specified in the Award Agreement or this Plan, all Awards that are exercisable when a Participant Terminates because of death or Disability may be exercised by the Participant or the Participant’s Beneficiary at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] one year after the date of death or Termination  because of Disability (or any shorter period specified in the Award Agreement).

12.03      Termination for Cause.  Unless otherwise specified in the Award Agreement or this Plan, all Awards that are outstanding (whether or not then exercisable) will be forfeited if a Participant Terminates (or is deemed to have been Terminated) for Cause.

12.04      Termination for any Other Reason.  Unless otherwise specified in the Award Agreement or this Plan or subsequently, any Awards that are outstanding when a Participant Terminates for any reason not described in Sections 12.01 through 12.03 and which are then exercisable, or which the Committee has, in its sole discretion, decided to make exercisable, may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 90 days after the Termination date (or any shorter period specified in the Award Agreement) and all Awards that are not then exercisable will terminate on the Termination date.

12.05      Expiration of Options in Connection with Termination Associated with Merger, Etc.  Unless otherwise provided in an Award Agreement or this Plan), Options held by a Participant who Terminates in connection with a transaction described in Code §424 will expire immediately upon the date of Termination but only if and to the extent that another party to that transaction will grant substitute options in exchange for the Options to be cancelled and otherwise comply with the rules and procedures prescribed under the provisions of Code §424 governing that substitution.  In all other cases, Options held by a Participant who Terminates in connection with a transaction described in Code §424, will expire as otherwise provided in this Plan and the Award Agreement.

12.06      Buy Out of Awards.

[1]           At any time before a Change in Control or the commencement of activity that may reasonably be expected to result in a Change in Control, the Committee, in its sole discretion and without the consent of the affected Participant, may cancel any or all outstanding Awards (other than an Award subject to Code §409A) held by that Participant, whether or not exercisable, by providing to that Participant written notice (“Buy Out Notice”) of its intention to exercise the rights reserved in this section.  If a Buy Out Notice is given, in the case of an Option, the Company also will pay to each affected Participant the difference between [a] the Fair Market Value of the Stock underlying each exercisable Option (or portion of an Option) to be cancelled and [b] the Exercise Price associated with each exercisable Option to be cancelled.  With respect to any Award other than an Option, the Company will pay to each affected Participant the Fair Market Value of the Stock subject to the Award.  However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Awards that are not exercisable or are subject to a restriction when cancelled under this section.  The Company will complete any buy out made under this section as soon as administratively possible after the date of the Buy Out Notice.  At the Committee’s option, payment of the buy out amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock.  The number of whole shares of Stock, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of the Buy Out Notice.

[2]           At any time before a Change in Control or the commencement of activity that may reasonably be expected to result in a Change in Control, the Committee, in its sole discretion, may offer to buy for cash or by substitution of another Award any or all outstanding Awards (other than an Award subject to Code §409A) held by any Participant, whether or not exercisable, by providing to that Participant written notice (“Buy Out Offer”) of its intention to exercise the rights reserved in this section and other information, if any, required to be included under applicable security laws.  If a Buy Out Offer is given, the Company also will transfer to each Participant accepting the offer the value (determined under procedures adopted by the Committee) of the Award to be purchased or exchanged.  The Company will complete any buy out made under this section as soon as administratively possible after the date of the Buy Out Offer and the shares of Stock subject to the Awards purchased will be recredited as provided in Section 5.02.

13.00           CHANGE IN CONTROL

13.01      Accelerated Vesting and Settlement.  Subject to Section 13.02, on the date of any Change in Control:

[1]           [a] Each Option outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange [i] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option or, [ii] at the Committee’s discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option and the Fair Market Value of any fractional share of Stock will be distributed in cash, and [b] all related Affiliated and Tandem SARs will be cancelled;

[2]           All Performance Criteria associated with Performance Shares or Performance Units will be deemed to have been met on the date of the Change in Control, all Performance Periods will be accelerated to the date of the Change in Control and all outstanding Performance Shares and Performance Units (including those subject to the acceleration described in this subpart) will be distributed in a single lump sum cash payment;

[3]           All Freestanding SARs will be deemed to be exercisable and will be liquidated in a single lump sum cash payment;

[4]           All Stock Units will be distributed immediately in the form provided in the Annual Retainer Deferral Form; and

[5]           All restrictions then imposed on Restricted Stock or Restricted Stock Units will lapse.

13.02      Effect of Code §280G.  Unless otherwise specified in the Award Agreement or in another written agreement between the Participant and the Company or a Related Entity executed simultaneously with or before any Change in Control, if the sum (or value) of the payments described in Section 13.01 constitute an “excess parachute payment” as defined in Code §280G(b)(1) when combined with all other parachute payments attributable to the same Change in Control, the Company or other entity making the payment (“Payor”) will reduce the Participant’s benefits under this Plan so that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this Plan, an Award Agreement and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code §4999.  If the reduction described in the preceding sentence applies, within 10 business days of the effective date of the event generating the payments (or, if later, the date of the Change in Control), the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”).  Within 10 business days of receiving that information, the Participant may specify how and against which benefit or payment source, (including benefits and payment sources other than this Plan) the reduction is to be applied (“Notice of Allocation”).  The Payor will be required to implement these directions within 10 business days of receiving the Notice of Allocation.  If the Payor has not received a Notice of Allocation from the Participant within 10 business days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under Section 13.01 or, if a Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.

14.00           AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded.  Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination.  However, nothing in this section will restrict the Committee’s right to exercise the discretion retained in Section 12.06 or the right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

15.00           MISCELLANEOUS

15.01      Assignability.  Except as described in this section, an Award may not be transferred except by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative.  However, with the permission of the Committee, a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family or an organization described in Code §501(c)(3) (“Permissible Transferees”).  Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee.  A Permissible Transferee [other than an organization described in Code §501(c)(3)] may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.

15.02      Beneficiary Designation.  Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death.  Each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee.  If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate.  The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

15.03      No Guarantee of Continuing Services.  Nothing in the Plan may be construed as:

[1]           Interfering with or limiting the right of the Company or any Related Entity to Terminate any Employee’s employment at any time;

[2]           Conferring on any Participant any right to continue as an Employee or director of the Company or any Related Entity;

[3]           Guaranteeing that any Employee will be selected to be a Participant; or

[4]           Guaranteeing that any Participant will receive any future Awards.

15.04      Tax Withholding.

[1]           The Company will withhold from other amounts owed to the Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of Stock.  If these amounts are not to be withheld from other payments due to the Participant (or if there are no other payments due to the Participant), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

[a]           Thirty days after the settlement date; or

[b]           The date the Participant remits the required amount.

[2]           If the Participant has not remitted the required amount within 30 days after the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant.

[3]           In its sole discretion, which may be withheld for any reason or for no reason, the Committee may permit a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:

[a]           By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

[b]           By delivering to the Company previously acquired shares of Stock that the Participant has owned for at least six months;

[c]           By remitting cash to the Company; or

[d]           By remitting a personal check immediately payable to the Company.

15.05      Indemnification.  Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf.  The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.

15.06      No Limitation on Compensation.  Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

15.07      Requirements of Law.  The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.  Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws.  Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law.  The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

15.08      Governing Law.  The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

15.09      No Impact on Benefits.  Plan Awards are incentives designed to promote the objectives described in Section 1.00.  Also, Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.